UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2023

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, the Compensation Committee of the Board of Directors of Taylor Morrison Home Corporation (the “Company”) approved a form of omnibus amendment (the “Omnibus Amendment”) to the Company’s outstanding restricted stock unit agreements and employee nonqualified option award agreements (other than agreements in respect of equity awards to the Company’s non-employee directors) (the “Agreements”) under its 2013 Omnibus Equity Award Plan (as amended, the “Equity Plan”). The Omnibus Amendment amends Company’s outstanding awards under the Equity Plan to conform the treatment of outstanding Retirement Eligible awards upon a termination without “cause” (as defined in the Agreements) or by the grantee for “good reason” (as defined in the Agreements) with the treatment applicable in the event of the grantee’s retirement. “Retirement Eligible” awards include awards granted at least 12 months prior to the date of termination, which termination occurs at a time when the grantee (i) has completed a minimum of five years of employment with the Company and its subsidiaries and attained at least 55 years of age, and (ii) his or her age plus years of consecutive employment equals at least 70.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of stockholders on May 25, 2023 (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the Company’s stockholders elected the following eight directors to hold office until the Company’s annual meeting of stockholders to be held in 2024 and until his or her successor is duly elected and qualified: Peter Lane, William H. Lyon, Anne L. Mariucci, David C. Merritt, Andrea (Andi) Owen, Sheryl D. Palmer, Denise F. Warren and Christopher Yip. At the 2023 Annual Meeting, the Company’s stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers (“say-on-pay”) and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal No. 1 - Election of Directors

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter Lane	97,748,656	2,194,023	53,994	2,597,343
William H. Lyon	99,360,096	583,759	52,818	2,597,343
Anne L. Mariucci	86,274,585	13,676,433	45,655	2,597,343
David C. Merritt	97,518,543	2,424,296	53,834	2,597,343
Andrea (Andi) Owen	98,246,483	1,703,925	46,265	2,597,343
Sheryl D. Palmer	97,706,067	2,239,576	51,030	2,597,343
Denise F. Warren	98,616,114	1,343,879	36,680	2,597,343
Christopher Yip	97,897,521	2,045,329	53,823	2,597,343

Proposal No. 2 - Advisory Vote on Compensation of Named Executive Officers (“Say-on-Pay”)

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, on an advisory basis, the compensation of the Company’s named executive officers	96,193,208	3,706,312	97,153	2,597,343

Proposal No. 3 - Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	101,842,788	687,399	63,829	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2023

Taylor Morrison Home Corporation

/s/ Darrell C. Sherman
By: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary